UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.       )

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WE NEED YOUR VOTE

Dear Stockholder:

We recently sent to you proxy materials regarding the upcoming Special Meeting of Stockholders (the “Meeting”) of Kayne Anderson Midstream/Energy Fund, Inc. (“KMF” or the “Fund”) scheduled to be held on October 16, 2015. Our records indicate that we have not received your proxy voting instructions for the Meeting. Please take a moment now to cast your proxy vote so that your shares may be represented. Another copy of your proxy ballot has been enclosed. Your vote is critical to the outcome of this Meeting.

Q. What am I being asked to vote on for this proxy?

A. Stockholders of KMF are being asked to consider and vote to approve a new investment management agreement (the “New KMF Agreement”) with KA Fund Advisors, LLC (the “Adviser”) and to approve any adjournments of the Meeting if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve the New KMF Agreement.

Q. Are there meaningful differences between the current KMF investment management agreement (the “Current Agreement”) and the New KMF Agreement?

A. No. The proposed New KMF Agreement is substantially identical to the Current Agreement, except for the commencement and renewal dates. The amount of the management fee paid to the Adviser by the Fund under its Current Agreement will not change under the New Agreement. The Fund does not expect approval of the applicable New Agreement to negatively impact the level, nature or quality of services provided to the Fund or its stockholders by the Adviser.

Q. Where can I get a copy of the proxy statement?

A. The proxy statement is available on our website at this address:

http://kaynefunds.com/uploads/documents/sec-filings/2015_combined_kmf_and_ked_proxy_statement_special.pdf

If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free: 1-800-284-1755. The voting options below have been set up for your convenience. If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Please take a moment now to cast your vote using one of the options listed below:

INTERNET

Log on to the website located on the enclosed proxy card. Make sure to have your proxy card available when you vote your shares. You will need the control number found on your proxy card at the time you execute your vote.

TOUCHTONE PHONE

Dial the toll-free number located on the enclosed proxy card. Please have your proxy card available at the time of the call. You will need the control number found on your proxy card at the time you execute your vote.

MAIL	Sign, date, and complete the reverse side of the enclosed proxy card and return it in the postage paid envelope provided.